                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 29, 1999



                          READING ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                        333-13413               23-2859312
   -----------------------            ---------------       -------------------
      (State or other                    (Commission          (I.R.S. Employer
      jurisdiction of                    File Number)        Identification No.)
       incorporation)

30 South Fifteenth Street, Suite 1300
Philadelphia, PA                                                 19102-4813
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (215) 569-3344


--------------------------------------------------------------------------------

                                      N/A
--------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)


ITEM 5.   OTHER EVENTS.

     On December 29, 1999, Reading Entertainment, Inc., a Nevada corporation (the "Company"), and its parent corporation, Reading Entertainment, Inc., a Delaware corporation ("Reading-Delaware"), completed a merger (the "Merger") of Reading-Delaware with and into the Company, with the Company being the surviving corporation with a domicile in Nevada.

     In accordance with the Agreement and Plan of Merger between the companies, the Company succeeded to all of the assets and liabilities of its former parent. In addition, upon the Merger, each share of capital stock of Reading-Delaware was converted into one share of the corresponding class of capital stock of the Company. Reading-Delaware stockholders are not required to exchange their existing stock certificates for stock certificates of the Company.

     Pursuant to Regulation 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Common Stock of the Company is deemed to be registered pursuant to Section 12(b) of the Exchange Act. In addition, the Company has assumed all registration statements and reports filed by Reading-Delaware under the either the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                READING ENTERTAINMENT, INC.


Date: January 20, 2000          By: /s/ S Craig Tompkins
                                    ------------------------------
                                    S Craig Tompkins
                                    Vice Chairman